Exhibit 99.28(d)(xxx)

SECOND AMENDMENT TO SUB-ADVISORY AGREEMENT

This SECOND AMENDMENT to the Sub-Advisory Agreement (as defined below) is made and effective as of July 2, 2019 (the “Amendment”), by and among OLD WESTBURY FUNDS, INC. (the “Fund”), BESSEMER INVESTMENT MANAGEMENT LLC (the “Adviser”), and BLACKROCK FINANCIAL MANAGEMENT, INC. (the “Sub-Adviser”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Sub-Advisory Agreement.

WHEREAS, the Fund, the Adviser and the Sub-Adviser are parties to the Sub-Advisory Agreement, dated as of September 25, 2009 (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser provides certain investment advisory services, as described therein, for a designated portion of the assets of the Old Westbury Multi-Asset Opportunities Fund (formerly known as the Old Westbury Strategic Opportunities Fund) (the “Portfolio”); and

WHEREAS, the Fund, the Adviser and the Sub-Adviser desire to amend the Sub-Advisory Agreement solely to reflect the name change of the Portfolio.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1. All references to “Old Westbury Strategic Opportunities Fund” are hereby deleted and replaced with references to “Old Westbury Multi-Asset Opportunities Fund”.

2. The Sub-Advisory Agreement, as expressly amended hereby, shall continue in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name: David W. Rossmiller
Title: President & CEO

BESSEMER INVESTMENT MANAGEMENT LLC

By:	/s/ Rebecca H. Patterson
Name: Rebecca H. Patterson
Title: President

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:	/s/ Jared Murphy
Name: Jared Murphy
Title: Managing Director